UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bluegreen Vacations Holding Corporation

(Name of Registrant as Specified In Its Charter)

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Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

October 23, 2020

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Vacations Holding Corporation (formerly BBX Capital Corporation), which will be held on November 18, 2020 at 11:30 a.m., Eastern time, for the purposes described in the attached Notice of Meeting and Proxy Statement.

In light of public health concerns regarding the Coronavirus (COVID-19) outbreak, the Annual Meeting will be held in a virtual format only, via webcast at www.virtualshareholdermeeting.com/BVH2020. While there will not be a physical meeting location and shareholders will not be able to attend the Annual Meeting in person, shareholders may attend the Annual Meeting virtually via the Internet. In order to attend the virtual meeting, please email BVH@laurelhill.com prior to 11:59 p.m., Eastern time, on November 9, 2020 to request a control number. You will be required to enter your control number in order to access the virtual Annual Meeting and, if you are a shareholder of record or have a valid proxy to vote your shares, vote online. If you attend the virtual Annual Meeting, you will be able to submit questions on the meeting site. Shareholders who hold their shares in “street name” through a broker, bank or other nominee may, instead of requesting a control number by email, use the control number set forth on the voting instruction form received from their broker, bank or other nominee in order to access the meeting.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to promptly vote your shares by Internet or telephone or by completing, signing, dating and returning your proxy card or, if your shares are held in “street name,” your voting instruction form. This way, your shares will be voted as you direct even if you cannot attend the virtual Annual Meeting.

On behalf of your Board of Directors, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman, Chief Executive Officer and President

Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 18, 2020

Notice is hereby given that the Annual Meeting of Shareholders of Bluegreen Vacations Holding Corporation (formerly BBX Capital Corporation) (the “Company”) will be held on November 18, 2020, commencing at 11:30 a.m., Eastern time, for the following purposes:

1.   To elect seven directors to the Company’s Board of Directors to serve until the Company’s 2021 Annual Meeting of Shareholders.

2.   To consider and vote upon a shareholder proposal regarding majority voting in director elections, if such proposal is properly presented at the Annual Meeting.

3.   To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

In light of public health concerns regarding the Coronavirus (COVID-19) outbreak, the Annual Meeting will be held in a virtual format only, via webcast at www.virtualshareholdermeeting.com/BVH2020. While there will not be a physical meeting location and shareholders will not be able to attend the Annual Meeting in person, shareholders may attend the Annual Meeting virtually via the Internet. In order to attend the virtual meeting, please email BVH@laurelhill.com prior to 11:59 p.m., Eastern time, on November 9, 2020 to request a control number. You will be required to enter your control number in order to access the virtual Annual Meeting and, if you are a shareholder of record or have a valid proxy to vote your shares, vote online. If you attend the virtual Annual Meeting, you will be able to submit questions on the meeting site. Shareholders who hold their shares in “street name” through a broker, bank or other nominee may, instead of requesting a control number by email, use the control number set forth on the voting instruction form received from their broker, bank or other nominee in order to access the meeting.

Only record holders of the Company’s Class A Common Stock or Class B Common Stock at the close of business on October 19, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman, Chief Executive Officer and President

Fort Lauderdale, Florida

October 23, 2020

IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU ARE ENCOURAGED TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR, IF YOUR SHARES ARE HELD IN “STREET NAME,” YOUR VOTING INSTRUCTION FORM. This way, your shares will be voted as you direct even if you cannot attend the virtual Annual Meeting. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE.

Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors of Bluegreen Vacations Holding Corporation (formerly BBX Capital Corporation) (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on November 18, 2020 at 11:30 a.m., Eastern time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting. As described in further detail below, in light of public health concerns regarding the Coronavirus (COVID-19) outbreak, the Annual Meeting will be held in a virtual format only, via webcast, with no physical in-person meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about October 23, 2020.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of seven directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2021 Annual Meeting of Shareholders. In addition, shareholders will consider and vote upon a shareholder proposal regarding majority voting in director elections, if such proposal is properly presented at the Annual Meeting. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the California Public Employees’ Retirement System (“CalPERS”), which has notified the Company of its intention to bring the shareholder proposal before the Annual Meeting, or its representative, is required to attend the Annual Meeting virtually and present the shareholder proposal at the meeting. If the shareholder proposal is not properly presented by CalPERS or its representative at the Annual Meeting, then the shareholder proposal will not be acted upon at the Annual Meeting and all votes cast on the proposal will be disregarded. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will report on the Company’s business and performance and respond to appropriate questions from shareholders, as described in further detail below.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on October 19, 2020 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 15,624,091 shares of the Company’s Class A Common Stock and 3,693,596 shares of the Company’s Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

Why is the Annual Meeting being held in virtual format only?

In light of public health concerns regarding the coronavirus (COVID-19) outbreak and with a view towards the health and well-being of the Company’s shareholders and providing access to the Company’s shareholders regardless of geographic location, the Annual Meeting will only be conducted in virtual format live via webcast. While there will not be a physical, in-person meeting for you to attend, the format of the virtual Annual Meeting has been designed in an attempt to provide shareholders the rights and opportunities to participate in the meeting, including the right to vote and the ability to ask questions through the virtual meeting platform.

How can I attend the Annual Meeting?

In order to attend the virtual meeting, please email BVH@laurelhill.com prior to 11:59 p.m., Eastern time, on November 9, 2020 to request a control number. You will be required to enter your control number in order to access the virtual Annual Meeting and, if you are a shareholder of record or have a valid proxy to vote your shares, vote online. If you attend the virtual Annual Meeting, you will be able to submit questions on the meeting site. Shareholders who hold their shares in “street name” through a broker, bank or other nominee may, instead of requesting a control number by email, use the control number set forth on the voting instruction form received from their broker, bank or other nominee in order to access the meeting.

We recommend that you log on to the virtual meeting site: www.virtualshareholdermeeting.com/BVH2020 beginning 15 minutes prior to the start of the meeting. As described above, in order to access the meeting, you will need to use the control number emailed to you following your request or, for “street name” holders, the control number set forth on your voting instruction form.

How do I submit questions for the Annual Meeting?

If you attend the virtual Annual Meeting, you will be able to submit questions for the meeting on the meeting site. Any questions must be confined to the specific matters to be considered at the Annual Meeting or otherwise relate to the business or performance of the Company. The question and answer session will follow the formal portion of the Annual Meeting and will be subject to time constraints. Questions may be grouped by topic, and substantially similar questions may be grouped and answered once.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on each of the election of directors and the shareholder proposal regarding majority voting in director elections. Additionally, in most cases, holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting. Holders of the Company’s Class A Common Stock are entitled to one vote per share on each matter, with all holders of the Company’s Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of the Company’s Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of the Company’s Class B Common Stock will be entitled to fifteen votes on each matter.

What constitutes a quorum?

The presence at the Annual Meeting, virtually in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

Record shareholders. If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. If you return your proxy card by mail, please ensure you leave enough time for your proxy card to be mailed and received. Shareholders of record may also vote by telephone or the Internet as described on the enclosed proxy card. In addition, shareholders of record may attend the virtual Annual Meeting (as described above) and vote their shares electronically during the virtual Annual Meeting up until the closing of the polls. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote in advance by telephone or the Internet, or by signing, dating and returning the enclosed proxy card, so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the virtual Annual Meeting.

“Street name” holders. If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee. If you are a “street name” holder, you may vote the shares beneficially held by you through your broker, bank or other nominee electronically at the virtual Annual Meeting only if you attend the virtual Annual Meeting (as described above) and obtain a legal proxy from your broker, bank or other nominee giving you the legal right to vote the shares at the virtual Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 9.

In addition, you may vote for or against, or abstain from voting on, the shareholder proposal regarding majority voting in director elections. Information regarding the shareholder proposal regarding majority voting in director elections is set forth in this Proxy Statement beginning on page 34.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees and AGAINST the shareholder proposal regarding majority voting in director elections.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees and AGAINST the shareholder proposal regarding majority voting in director elections. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date, transmitting new voting instructions by telephone or the Internet, or by attending and voting their shares electronically at the virtual Annual Meeting as described above. See “How do I vote my shares? – Record Shareholders.” However, attendance at the virtual Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

The Company’s directors are elected by plurality vote, meaning that the seven director nominees receiving the greatest number of votes for his election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

The shareholder proposal regarding majority voting in director elections, if properly presented at the Annual Meeting, will be approved if the number of votes cast for the proposal exceeds the number votes cast against the proposal, in each case, by holders of the Company’s Class A Common Stock and Class B Common Stock voting as one class. As previously described, if CalPERS or its representative fails to attend the Annual Meeting virtually and present the shareholder proposal at the Annual Meeting, then the shareholder proposal will not be acted upon at the Annual Meeting and all votes cast on the proposal will be disregarded.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s Class A Common Stock is listed for trading on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” Neither of the proposals expected to be considered at the Annual Meeting, as described in this Proxy Statement, is deemed to be a “routine matter” under the rules of the NYSE. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting, or a “routine matter,” but does not have discretion to vote on other matters at the meeting, or “non-routine matters,” the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Composition of the Board of Directors

On September 30, 2020, the Company completed its spin-off (the “Spin-Off”) of BBX Capital, Inc. (“New BBX Capital”). As a result of the Spin-Off, New BBX Capital, which previously was a wholly-owned subsidiary of the Company, became a separate, public company. The Spin-Off separated the Company’s investment in Bluegreen Vacations Corporation (“Bluegreen”), which continues to be held by the Company, from the Company’s other businesses and investments, including BBX Capital Real Estate LLC (“BBX Capital Real Estate”), BBX Sweet Holdings, LLC (“BBX Sweet Holdings”), and Renin Holdings, LLC (“Renin”), which are held by New BBX Capital. The Company no longer holds any ownership interest in New BBX Capital. Rather, the shareholders of the Company as of the close of business on the record date for the distribution of shares of New BBX Capital’s stock in connection with the Spin-Off became the shareholders of New BBX Capital upon consummation of the Spin-Off.

As a result of the Spin-Off, the Company is now a Bluegreen holding company. Bluegreen is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. Bluegreen’s common stock is listed on the NYSE (NYSE: BXG). The Company currently holds approximately 93% of Bluegreen’s outstanding common stock.

Prior to the Spin-Off, the Company’s Board of Directors consisted of fourteen directors. In connection with the Spin-Off, a majority of the Company’s then-serving directors resigned as directors of the Company and were appointed to serve as directors of New BBX Capital. In addition, Lawrence A. Cirillo was appointed to the Company’s Board of Directors in connection with the Spin-Off. As a result, the Company’s Board of Directors currently consists of seven directors, who are Alan B. Levan, Chairman, John E. Abdo, Vice Chairman, Jarett S. Levan, Lawrence A. Cirillo, Darwin Dornbush, Joel Levy and William Nicholson. All of the Company’s directors are also directors of Bluegreen. In addition, the Company’s executive officers (Alan B. Levan, John E. Abdo and Raymond S. Lopez) are also executive officers of Bluegreen. Alan B. Levan is the Chairman, Chief Executive Officer and President of the Company and Bluegreen; John E. Abdo is the Vice Chairman of the Company and Bluegreen; and Raymond S. Lopez is Executive Vice President, Chief Financial Officer and Chief Risk Officer of the Company and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Bluegreen. Further, Alan B. Levan is the Chairman of New BBX Capital, John E. Abdo is the Vice Chairman of New BBX Capital, and Jarett S. Levan, a director and former President of the Company, is a director and the President and Chief Executive Officer of New BBX Capital.

Determination of Director Independence

The Company’s Board of Directors has determined that Lawrence A. Cirillo, Darwin Dornbush, Joel Levy and William Nicholson, who together comprise a majority of the Board, are independent under applicable rules and regulations of the SEC and the listing standards of the NYSE. The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, as well as transactions and relationships between each director or his affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million annually or 2% of such entity’s consolidated gross revenues for the applicable year; and (iii) investments by directors in common with each other or the Company. As described above, all of the Company’s directors, including the Company’s independent directors, are also directors of Bluegreen.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.BVHCorp.com, and each is available in print, without charge, to shareholders.

The Board met sixteen times during 2019. Each then-serving member of the Board of Directors attended at least 75% of the total number of meetings of the Board and committees on which he served during 2019. The Company has no formal policy requiring directors to attend the Company’s annual meeting of shareholders. Thirteen of the Company’s fifteen then-serving directors attended the Company’s 2019 Annual Meeting of Shareholders.

The Audit Committee

Prior to the Spin-Off of New BBX Capital, the Audit Committee was comprised of Joel Levy, Chairman, Norman H. Becker, Steven M. Coldren and William Nicholson. In addition, Oscar Holzmann served on the Audit Committee until his retirement from the Board, effective December 31, 2019. In connection with the Spin-Off of New BBX Capital, the Audit Committee was reconstituted to consist of Joel Levy, Chairman, Lawrence A. Cirillo, Darwin Dornbush and William Nicholson.

The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of applicable SEC rules and regulations and the listing standards of the NYSE, including the additional independence requirements applicable to audit committee members under the listing standards of the NYSE. The Board also determined that Mr. Levy qualifies (and that, when he served on the Audit Committee, Mr. Becker qualified) as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning the Company’s internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, which present issues regarding financial or accounting matters.

The Audit Committee met eight times during 2019.

The Compensation Committee

Prior to the Spin-Off of New BBX Capital, the Compensation Committee was comprised of Neil Sterling, Chairman, Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe and William Nicholson. In connection with the Spin-Off of New BBX Capital, the Compensation Committee was reconstituted to consist of William Nicholson, Chairman, Lawrence A. Cirillo and Darwin Dornbush.

The Board has determined that each member of the Compensation Committee is “independent” under the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members thereunder.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Company’s executive officers, including the Chief Executive Officer. Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms.

The Compensation Committee met three times during 2019.

The Nominating/Corporate Governance Committee

Prior to the Spin-Off of New BBX Capital, the Nominating/Corporate Governance Committee was comprised of Steven M. Coldren, Chairman, Andrew R. Cagnetta, Jr., Gregory Adam Haile, Anthony P. Segreto and Neil Sterling. In addition, Oscar Holzmann served on the Nominating/Corporate Governance Committee until his retirement from the Board, effective December 31, 2019. Mr. Haile was appointed to the Nominating/Corporate Governance Committee during February 2020. In connection with the Spin-Off of New BBX Capital, the Nominating/Corporate Committee was reconstituted to consist of Darwin Dornbush, Chairman, Lawrence A. Cirillo and William Nicholson.

The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the listing standards of the NYSE.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process. In addition, the Nominating/Corporate Governance Committee is responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee.

The Nominating/Corporate Governance Committee met four times during 2019.

Following the end of the Company’s fiscal year, the Nominating/Corporate Governance Committee reviews the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, may seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2021 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between July 21, 2021 and August 20, 2021 or (ii) if the Company’s 2021 Annual Meeting of Shareholders is held more than 30 days before or after November 18, 2021, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders, subject to the right of the Board to appoint directors to fill vacancies on the Board which may exist from time to time, including due to an increase in the size of the Board or due to director resignations. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as the Chairman and Chief Executive Officer serves as the direct link between senior management and the Board. Except for the period from December 2015 to February 2017, during which time Jarett S. Levan served as the Company’s Acting Chairman, Chief Executive Officer and President, Alan B. Levan has held the dual position of Chairman and Chief Executive Officer since 1978.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to assure that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board on the risks that management believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with a foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2019, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Neil Sterling was the presiding director for those executive sessions. Future meetings of non-management directors are scheduled to be held at least annually, and the non-management directors may schedule additional meetings without management present as they determine.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, Attn: Secretary. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

●	forward the letter to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
●	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of the Company’s website at www.BVHCorp.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Compensation Committee Interlocks and Insider Participation

As described above, the Compensation Committee was comprised of Neil Sterling, Chairman, Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe and William Nicholson prior to the Spin-Off of New BBX Capital. In connection with the Spin-Off of New BBX Capital, the Compensation Committee was reconstituted to consist of William Nicholson, Chairman, Lawrence A. Cirillo and Darwin Dornbush. None of such current or former members of the Compensation Committee are current or former officers or employees of the Company or any of its subsidiaries, and there are no interlocking or other relationships or transactions required to be disclosed under Item 407(e)(4) of Regulation S-K of the SEC involving any such current or former members of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2019.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three or more than sixteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board. As described above, the Board of Directors currently consists of seven directors.

All seven of the Company’s current directors have been nominated for election at the Annual Meeting to serve for a term expiring at the Company’s 2021 Annual Meeting of Shareholders. Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

ALAN B. LEVAN	Director since
1978[1]

Mr. Alan Levan, age 76, formed the I.R.E. Group (predecessor to the Company) in 1972. From 1978 until December 2015, he served as Chairman, Chief Executive Officer and President of the Company or its predecessors. During February 2017, Mr. Alan Levan was reappointed as the Company’s Chairman and Chief Executive Officer, and he continues to serve in such capacities. He has also served as President of the Company since the completion of the Spin-Off of New BBX Capital on September 30, 2020. From December 2015 until his reappointment as the Company’s Chairman and Chief Executive Officer during February 2017, Mr. Alan Levan served as Founder and strategic advisor to the Company’s Board of Directors. Mr. Alan Levan has also served as Chairman of the Board of Bluegreen since May 2017 and from May 2002 to December 2015. In addition, effective January 1, 2020, Mr. Alan Levan was appointed Chief Executive Officer and President of Bluegreen. From May 2015 until February 2017, he served Bluegreen in a non-executive capacity. Mr. Alan Levan is the Chairman of New BBX Capital. From 1994 until December 2015, Mr. Alan Levan was also Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.), which merged with and into a wholly owned subsidiary of the Company during December 2016 (the “BBX Merger”). In addition, Mr. Alan Levan served as Chairman of BankAtlantic from 1987 until July 2012 when BankAtlantic was sold to BB&T Corporation (“BB&T”). Mr. Alan Levan also served as a director of Benihana Inc. (“Benihana”) until August 2012. The Company had a significant investment in Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. The Company’s Board of Directors believes that Mr. Alan Levan is a strong operating executive and that his proven leadership skills enhance the Company and its Board of Directors. The Board also believes that Mr. Alan Levan’s positions at the Company and Bluegreen provide the Board with critical insight regarding the business and prospects of the organization. Mr. Alan Levan is the father of Jarett S. Levan, a director of the Company.

JOHN E. ABDO	Director since 1988

John E. Abdo, age 77, has served as Vice Chairman of the Company since 1993 and was Vice Chairman of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) until the completion of the BBX Merger in December 2016. He has also served as Vice Chairman of the Board of Bluegreen since 2002. Effective October 1, 2020, he became executive Vice Chairman of Bluegreen after previously serving in a non-executive capacity. In addition, from December 2015 until August 2017, he served as Acting Chairman of the Board of Bluegreen. Mr. Abdo is also the Vice Chairman of New BBX Capital. Mr. Abdo served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Abdo is also President of Abdo Companies, Inc. (“Abdo Companies”), a member of the Board of Directors of the Performing Arts Center Authority (“PACA”) and the former 20-year President, and current member of the Investment Committee and the Finance Committee of the Broward Performing Arts Foundation. Mr. Abdo also served as a director of Benihana until August 2012, including serving as Vice Chairman of the Board of Benihana from 2009 through August 2012. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive experience as part of the Florida business community and his knowledge of the business and affairs of the Company and Bluegreen based on his long history of service. The Board also believes that Mr. Abdo’s real estate background provides additional knowledge and perspective to the Board.

1 Excluding the period from December 2015 through February 2017 during which Mr. Alan Levan was not a director of the Company but served as Founder of the Company and strategic advisor to the Board.

JARETT S. LEVAN	Director since 2009

Jarett S. Levan, age 46, served as President of the Company until he resigned from such position upon the completion of the Spin-Off of New BBX Capital on September 30, 2020. In connection with the Spin-Off of New BBX Capital, Mr. Jarett Levan became Chief Executive Officer and President of New BBX Capital. He is also a director of New BBX Capital, and he has served as a director of Bluegreen since August 2017. From December 2015 to February 2017, Mr. Jarett Levan served as Acting Chairman and Chief Executive Officer of the Company. Commencing in 1999, he was a director of, and in 2015 he became the Acting Chairman and Chief Executive Officer of, BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) until the completion of the BBX Merger in December 2016. Further, Mr. Jarett Levan was the President of BankAtlantic from 2005 to 2007 and was the Chief Executive Officer of BankAtlantic from January 2007 until July 2012 when BankAtlantic was sold to BB&T. Mr. Jarett Levan also serves as a director of Business for the Arts of Broward, the Broward Center for the Performing Arts, the Community Foundation of Broward, the Greater Fort Lauderdale Alliance, the Broward Workshop, the Broward College Foundation and the Ambassadors Board of Nova Southeastern University. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, including his positions with the Company and its affiliates, have allowed him to provide valuable insight to the Board. Mr. Jarett Levan is the son of Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President.

LAWRENCE A. CIRILLO	Director since September 2019

Lawrence A. Cirillo, age 81, has served as a director since the completion of the Spin-Off of New BBX Capital on September 30, 2020. Mr. Cirillo has been a director of Bluegreen since 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. Since 2000, Mr. Cirillo has served as an oil tanker broker with Southport Maritime, Inc. The Company’s Board of Directors believes that it benefits from Mr. Cirillo’s business experience generally and within the sales industry in particular, as well as his knowledge of Bluegreen’s business and affairs as a result of his service as a director of Bluegreen since 2003.

DARWIN DORNBUSH	Director since 2009

Darwin Dornbush, age 90, is an attorney in private practice. He served as a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP from 1964 until January 2015. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. Mr. Dornbush was appointed to the Board of Directors of Bluegreen on October 21, 2020. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Company’s Board of Directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his experience on public company boards.

JOEL LEVY	Director since 2009

Joel Levy, age 80, is the Vice Chairman of Adler Group, Inc., a commercial real estate company. He served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. and is a Certified Public Accountant. He was appointed to the Board of Directors of Bluegreen on October 21, 2020. The Company’s Board of Directors believes that Mr. Levy’s experience, including relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting, provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Company’s Audit Committee.

WILLIAM NICHOLSON	Director since 2009

William Nicholson, age 74, has served as a principal of Heritage Capital Group, an investment banking firm, since 2010. He is currently Chief Compliance Officer of Heritage Capital Group. Mr. Nicholson also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. In addition, Mr. Nicholson was appointed to the Board of Directors of Bluegreen on October 21, 2020. The Company’s Board of Directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the Board on financial issues, and that the Board benefits from the expertise that Mr. Nicholson has as the Chief Compliance Officer for Heritage Capital Group, a FINRA-registered broker-dealer.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of Each of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals serve as the Company’s current executive officers:

Name	Position
Alan B. Levan	Chairman, Chief Executive Officer and President
John E. Abdo	Vice Chairman
Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Risk Officer

The Company’s executive officers serve until they resign or are replaced or removed by the Board of Directors. Biographical information for Mr. Lopez is set forth below. Biographical information for Mr. Alan Levan and Mr. Abdo is set forth in “Proposal No. 1 – Election of Directors” above.

Raymond S. Lopez, age 45, has served as Executive Vice President, Chief Financial Officer and Chief Risk Officer of the Company since March 2015. In addition, Mr. Lopez has served as Executive Vice President, Chief Financial Officer and Treasurer of Bluegreen since September 2019 and as Chief Operating Officer of Bluegreen since November 2019. Prior to joining the Company in March 2015, Mr. Lopez served as an officer of Bluegreen. He joined Bluegreen as its Controller in 2004 and was promoted to Chief Accounting Officer and Vice President of Bluegreen in 2005 and to Senior Vice President of Bluegreen in 2007. Prior to joining Bluegreen, Mr. Lopez worked in various capacities at Office Depot, Inc. and Arthur Andersen LLP. Mr. Lopez is a Certified Public Accountant. Mr. Lopez also served as Chief Financial Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) from March 2015 until the completion of the BBX Merger in December 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Party Transactions

The Company has a policy for the review and approval of transactions in which the Company is to be a participant, where the amount involved exceeds or is expected to exceed $120,000 annually, and in which any of the Company’s directors or executive officers, or any of their immediate family members, will have a direct or indirect material interest. Any such related party transaction is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was with an unrelated party.

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the review and approval of related party transactions relating to directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee. In reviewing related party transactions, the Nominating/Corporate Governance Committee or the Audit Committee, as applicable, evaluates the terms of the related party transaction, including an assessment of the arms-length nature of the terms, and may evaluate and consider other factors that it deems appropriate with respect to the transaction.

Related Party Transactions

The Company may be deemed to be controlled by Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, John E. Abdo, the Company’s Vice Chairman, Jarett S. Levan, the son of Mr. Alan Levan and a director of the Company, and Seth M. Wise, former director and Executive Vice President of the Company. Together, they may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 78% of the Company’s total voting power. See “Security Ownership of Certain Beneficial Owners and Management” below for further information. Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise may also be deemed to control New BBX Capital through their ownership of shares of New BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of New BBX Capital’s total voting power.

All of the Company’s directors are also directors of Bluegreen. In addition, Seth M. Wise is a director of Bluegreen. Further, in addition to their positions with the Company, the Company’s executive officers (Alan B. Levan, John E. Abdo and Raymond S. Lopez) are also executive officers of Bluegreen. Alan B. Levan is the Chairman, Chief Executive Officer and President of the Company and Bluegreen; John E. Abdo is the Vice Chairman of the Company and Bluegreen; and Raymond S. Lopez is Executive Vice President, Chief Financial Officer and Chief Risk Officer of the Company and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Bluegreen. In addition, Alan B. Levan is the Chairman of New BBX Capital, John E. Abdo is the Vice Chairman of New BBX Capital, and Jarett S. Levan is the Chief Executive Officer and President of New BBX Capital.

During April 2015, the Company entered into a Loan Agreement and Promissory Note with a wholly owned subsidiary of Bluegreen pursuant to which Bluegreen’s subsidiary provided an $80 million loan to the Company. Amounts outstanding on the loan bore interest at a rate of 6% per annum until April 2020 when the interest rate was reduced to 4% per annum. Payments of interest were required on a quarterly basis, with all outstanding amounts being due and payable at maturity. During the year ended December 31, 2019, the Company paid approximately $4.8 million of interest expense on the loan. In March 2020, the Loan Agreement and Promissory Note was amended to extend the maturity date from April 17, 2020 to April 17, 2021. The Company was permitted to prepay the loan in whole or in part at any time. During August 2020, the Company repaid the loan in full.

As previously described, on September 30, 2020, the Company completed the Spin-Off of New BBX Capital. As a result of the Spin-Off, New BBX Capital, which previously was a wholly-owned subsidiary of the Company, became a separate, public company. The Spin-Off separated the Company’s investment in Bluegreen, which continues to be held by the Company, from the Company’s other businesses and investments, including BBX Capital Real Estate, BBX Sweet Holdings, and Renin, which are held by New BBX Capital. The Company no longer holds any ownership interest in New BBX Capital. Rather, the shareholders of the Company as of the close of business on the record date for the distribution of shares of New BBX Capital’s stock in connection with the Spin-Off became the shareholders of New BBX Capital upon consummation of the Spin-Off.

In connection with the Spin-Off, on September 25, 2020, the Company entered into a Separation and Distribution Agreement, an Employee Matters Agreement, a Transition Services Agreement, and a Tax Matters Agreement with New BBX Capital. The Separation and Distribution Agreement governed the separation of businesses, including the assignment of assets and assumption of liabilities, between the Company and New BBX Capital in connection with the Spin-Off. The Employee Matters Agreement, Transition Services Agreement, and Tax Matters Agreement relate to the operations of the Company and New BBX Capital as separate companies, and the relationship between them, after the Spin-Off. The Employee Matters Agreement sets out the respective rights, responsibilities and obligations of the Company and New BBX Capital with respect to the transfer of certain employees of the businesses of New BBX Capital and related matters, including benefit plans, terms of employment, retirement plans and other employment-related matters. Under the Employee Matters Agreement, New BBX Capital or its subsidiaries generally assumes or agreed to retain responsibility as employer of employees whose duties primarily relate to their respective businesses as well as all obligations and liabilities with respect thereto. The Tax Matters Agreement generally sets out the respective rights, responsibilities and obligations of the Company and New BBX Capital with respect to taxes (including taxes arising in the ordinary course of business and taxes incurred as a result of the Spin-Off), tax attributes, tax returns, tax contests and certain other related tax matters. The Transition Services Agreement generally sets out the respective rights, responsibilities and obligations of the Company and New BBX Capital with respect to the support services provided to one another after the Spin-Off, as may be necessary to ensure the orderly transition under the Separation and Distribution Agreement. The Transition Services Agreement establishes a baseline charge for certain categories or components of services to be provided, which is at cost unless the parties mutually agree to a different charge. The Transition Services Agreement will continue for a minimum term of one year from the date of the Spin-Off, provided that after that year, either party may terminate the Transition Services Agreement with respect to any or all services provided thereunder at any time upon 30 days prior written notice to the other party. In addition, either party may renew or extend the term of the Transition Services Agreement with respect to the provision of any service which has not been previously terminated.

In connection with the completion of the Spin-Off on September 30, 2020, the Company issued a $75 million promissory note in favor of New BBX Capital. Amounts outstanding under the note accrue interest at a rate of 6% per annum. The note requires payments of interest only on a quarterly basis; provided, however, that interest payments may be deferred at the option of the Company, with interest on the entire outstanding balance thereafter to accrue at a cumulative, compounded rate of 8% per annum until such time as the Company is current on all accrued payments under the note, including deferred interest. All outstanding amounts under the note will become due and payable on September 30, 2025, or earlier upon certain events.

The Company and New BBX Capital share office space at offices located in Fort Lauderdale, Florida. The space is leased by the Company, and New BBX Capital reimburses the Company for payments under the lease, other than 20% of the rental payments under the lease (approximately $200,000 per year) which is borne by the Company.

During May 2015, the Company and its subsidiaries, including BCC, Woodbridge, Bluegreen and their respective subsidiaries, entered into an Agreement to Allocate Consolidated Income Tax Liability and Benefits (the “Consolidated Tax Agreement”) pursuant to which, among other customary terms and conditions, the parties agreed to file consolidated federal tax returns. Pursuant to the Consolidated Tax Agreement, the parties calculate their respective income tax liabilities and attributes as if each of them were a separate filer. If any tax attributes are used by another party to the Consolidated Tax Agreement to offset its tax liability, the party providing the benefit will receive an amount for the tax benefits realized. During the year ended December 31, 2019, Bluegreen paid the Company approximately $13.0 million pursuant to the Consolidated Tax Agreement. The tax sharing agreement was terminated with respect to New BBX Capital and its subsidiaries in connection with the Spin-Off of New BBX Capital on September 30, 2020.

During the year ended December 31, 2019, Bluegreen paid the Company approximately $1.0 million for management advisory services and paid subsidiaries of New BBX Capital (which at the time were indirect subsidiaries of the Company) approximately $0.7 million for risk management, administrative, and other services. Following the completion of the Spin-Off of New BBX Capital, beginning in October 2020, Bluegreen no longer pays the Company for management advisory services but continues to pay New BBX Capital for risk management, administrative, and other services provided by New BBX Capital.

Prior to the Spin-Off of New BBX Capital, the Company paid Abdo Companies approximately $25,520 per month in exchange for Abdo Companies, Inc.’s provision of certain management services. Following the completion of the Spin-Off of New BBX Capital, beginning in October 2020, Abdo Companies now provides these services to both New BBX Capital and Bluegreen, and the monthly payment totaling approximately $25,520 to Abdo Companies is paid 50% by each of New BBX Capital and Bluegreen. John E. Abdo, the Company’s Vice Chairman, is the principal shareholder and Chief Executive Officer of Abdo Companies.

EXECUTIVE COMPENSATION

The following is the Compensation Discussion and Analysis included in Amendment No.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on April 29, 2020. In reviewing the following, shareholders should note that, as previously described, the Company completed the Spin-Off of New BBX Capital on September 30, 2020. As a result of the Spin-Off, the Company is now a Bluegreen holding company and no longer holds any ownership interest or investments in BBX Capital Real Estate, BBX Sweet Holdings or Renin. Rather, BBX Capital Real Estate, BBX Sweet Holdings and Renin are subsidiaries of New BBX Capital, which became a separate public company as a result of the Spin-Off. Further, certain of the Company’s executive compensation policies and practices were or are expected to be changed as a result of the Spin-Off, as described in further detail under “Compensation of the Company’s Executive Officers Following the Spin-Off of New BBX Capital” below, including that the Company does not currently expect to grant stock awards or other equity-based compensation to its executives in the future. In addition, Jarett S. Levan and Seth M. Wise resigned as President and Executive Vice President, respectively, of the Company in connection with the completion of the Spin-Off on September 30, 2020 and, accordingly, are no longer executives of the Company, although Jarett S. Levan continues to serve as a director of the Company. In light of the foregoing, the following Compensation Discussion and Analysis should be read as representing information and circumstances existing, or as they were viewed by the Company or its Compensation Committee, as of April 29, 2020, the date of filing of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For information regarding the compensation of the Company’s executive officers following the Spin-Off, see “Compensation of the Company’s Executive Officers Following the Spin-Off of New BBX Capital” below. See also the narrative following the “Summary Compensation Table” below for information regarding the acceleration of vesting of all previously unvested restricted stock awards in contemplation of the Spin-Off and payments made to the Company’s executive officers prior to the Spin-Off for 2020 services.

compensation Discussion and Analysis (in the form filed with the SEC on April 29, 2020, prior the Spin-Off of New BBX Capital)

Executive Summary

The structure of the Company’s executive compensation program is intended to reflect the entrepreneurial nature of the Company’s business and its focus on long-term value creation. Performance and long-term value creation are sought to be rewarded through the components of the Company’s executive compensation program, including annual cash bonuses and stock awards that vest over a multi-year period.

The Company is a diversified holding company, and its principal investments include:

●	an approximate 93% ownership interest in Bluegreen, a leading vacation ownership company that markets and sells vacation ownership interests (“VOIs”) and manages resorts in popular leisure and urban destinations;

●	BBX Capital Real Estate LLC (“BBX Capital Real Estate”), which is engaged in the acquisition, development, construction, ownership, financing, and management of real estate and investments in real estate joint ventures, owns a 50% equity interest in The Altman Companies, LLC (“The Altman Companies”), a developer and manager of multifamily apartment communities, and manages the legacy assets retained in connection with the Company’s sale of BankAtlantic in 2012, including portfolios of loans receivable and real estate properties;

●	BBX Sweet Holdings, LLC (“BBX Sweet Holdings”), which is engaged in the ownership and management of operating businesses in the confectionery industry, including IT’SUGAR, LLC (“IT’SUGAR”), a specialty candy retailer, Hoffman’s Chocolates, a retailer of gourmet chocolates, and Las Olas Confections and Snacks, a manufacturer and wholesaler of chocolate and other confectionery products; and

●	Renin Holdings, LLC (“Renin”), which is engaged in the design, manufacture, and distribution of sliding doors, door systems and hardware, and home décor products.

Certain accomplishments of, and other actions taken by, the Company and its subsidiaries during 2019 are set forth below:

●	The Company increased shareholder return through an increase in the Company’s quarterly cash dividend, from $0.01 per share ($0.04 per share annually) in 2018 to $0.0125 per share ($0.05 per share annually) in 2019. The Company also repurchased approximately 3.2 million shares of its Class A Common Stock under its share repurchase program for a total of approximately $15.4 million.

●	In July 2019, the Company successfully extended its $50.0 million line of credit to provide liquidity for working capital and bridge financing for acquisitions.

●	During 2019, a dispute with Bass Pro Shops arose regarding the marketing agreement which was successfully resolved. The resolution included allowing Bluegreen to add kiosks to Cabela’s stores and enhanced cooperation. In addition, new resorts and sales offices were opened in San Antonio and New Orleans, and construction of a new resort building in Orlando was completed. Bluegreen also made investments in its sales and marketing infrastructure and took other actions, including a headcount reduction at the corporate office and restructuring of regional sales organizations, with a goal of repositioning Bluegreen for future growth. Executive leadership changes at Bluegreen during 2019 included the appointment of Raymond S. Lopez, the Company’s Chief Financial Officer, as Chief Financial Officer of Bluegreen during September 2019 and Chief Operating Officer of Bluegreen during November 2019. In addition, Dusty Tonkin was named Chief Sales Officer of Bluegreen during October 2019. Further, Alan B. Levan, the Company’s Chairman and Chief Executive Officer, was appointed to serve as President and Chief Executive Officer of Bluegreen, effective January 1, 2020.

●	BBX Capital Real Estate sold various land parcels located in Florida and a self-storage facility in Fort Lauderdale, Florida, which resulted in the recognition of $13.6 million in pre-tax profits and generated aggregate net cash proceeds of $35.2 million. In addition, BBX Capital Real Estate monetized certain of its investments in real estate joint ventures, which resulted in the recognition of $37.9 million in equity earnings from the receipt of $70.9 million of distributions from such ventures. Aggregate pre-tax profits and the average internal rate of return for BBX Capital Real Estate exceeded the original projections for these projects. In addition, BBX Capital Real Estate continued to manage its investments in more than 15 active projects throughout Florida. Ongoing projects are at various stages of development and are expected to include approximately 3,800 apartments, 2,000 single family homes and townhomes, and commercial properties, including a mixed use development with an office tower, retail and residential space.

●	Accomplishments of BBX Capital Real Estate in 2019 reflected the benefits of the November 2018 acquisition of a 50% membership interest in The Altman Companies. In connection with such acquisition, BBX Capital Real Estate also agreed to acquire an additional 40% of The Altman Companies on January 1, 2023 and may potentially acquire the remaining 10% under certain circumstances. The Altman Companies transaction provided a significant expansion of the operating platform for BBX Capital Real Estate.

●	Renin overcame several challenges during 2019, including the adverse impact of tariffs, and delivered improved gross margin in 2019 as compared to 2018. In addition, Renin reduced its debt in 2019 while increasing the dividend paid to the Company.

●	During 2019, IT’SUGAR opened four new stores, including a flagship location on Las Vegas Boulevard, the first ever candy department store at American Dream in New Jersey, a new store at Margaritaville Resort Orlando, and a temporary store at Bayside Marketplace in Miami. These accomplishments were facilitated by several newly appointed executives who implemented new human resources and management strategies which, among other things, significantly reduced store manager turnover in 2019. IT’SUGAR also entered into a partnership with Mondelez International in 2019 which includes new store concepts targeted for opening in 2020, including the first ever Oreo Café and Sour Patch Kids stores.

The Company’s goal is to build long-term shareholder value. Since many of the Company’s assets do not generate income on a regular or predictable basis, the Company’s objective continues to be long-term growth as measured by increases in book value and intrinsic value over time. The Company’s financial results may not fully reflect the value being created. Likewise, stock market volatility and the impact of external events, including the coronavirus outbreak, and events unrelated to the Company’s performance, among other factors, may result in a disparity between the Company’s stock price and the intrinsic value of the Company at any point in time. In 2019, the Company’s revenues of $946.9 million were slightly more than the $945.9 million reported in 2018. While diluted earnings per share in 2019 was $0.19 compared to $0.36 reported in 2018, Adjusted EBITDA increased to $123.3 million in 2019 from $109.3 million in 2018, and free cash flow improved to $42.7 million in 2019 from $41.1 million in 2018. The Company’s continued focus on generating and managing its cash resulted in $166.6 million in cash on its balance sheet at year-end 2019, not including any cash held by Bluegreen. The Company’s book value increased from $549.6 million at December 31, 2018 to $549.8 million at December 31, 2019. As noted above, shareholders benefited from the Company’s performance in 2019 as the Company’s quarterly cash dividend increased from $0.01 per share ($0.04 per share annually) in 2018 to $0.0125 per share ($0.05 per share annually) in 2019. The Company also returned approximately $15.4 million in cash to shareholders in 2019 by repurchasing approximately 3.2 million shares of its Class A Common Stock under its share repurchase program.

After consideration of the factors described above, the Compensation Committee determined that the Company’s executives accomplished many of the objectives established for them in 2019. Accordingly, in January 2020, the Compensation Committee approved the payment of cash bonuses and grants of restricted stock awards to the Company’s executives.  Additional details are provided below; see especially “Annual Bonuses” and “Long-Term Equity Compensation.”

Named Executive Officers

The following individuals were the “Named Executive Officers” of the Company for 2019:

Alan B. Levan	Chairman and Chief Executive Officer

Jarett S. Levan	President and Director

John E. Abdo	Vice Chairman

Seth M. Wise	Executive Vice President and Director

Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Risk Officer

Compensation Committee Oversight of Executive Compensation

The Compensation Committee administers the compensation program for the Company’s executive officers. The Compensation Committee evaluates and approves the base salaries, annual bonuses and equity awards and other compensation elements for each Named Executive Officer, including the Chief Executive Officer. The Compensation Committee also reviews and approves the Company’s executive compensation plans and policies.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board annually review and, if appropriate, revise the charter. The Board determines the Compensation Committee’s membership, which is composed entirely of independent directors under applicable law, including the specific independence requirements for compensation committee members under the listing standards of the NYSE.  The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. When necessary or requested, the Chairman of the Compensation Committee reports at Board meetings on Compensation Committee actions and recommendations.

Executive Compensation Consultants

The Compensation Committee has the authority to engage and retain executive compensation consultants and other advisors to assist with its functions and decisions. During 2019, the Compensation Committee continued its engagement with Pearl Meyer to serve as an independent compensation consultant to the Compensation Committee. The scope of Pearl Meyer’s services vary from year to year depending on the needs and requests of the Compensation Committee.

Role of Management in Executive Compensation Decisions

The Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the Named Executive Officers.  The Compensation Committee makes all compensation decisions for the Named Executive Officers and serves as the administrative committee under the Company’s equity compensation plan. As the administrative committee, the Compensation Committee makes all determinations under the plan, including with respect to the granting of awards and the recipients, the form of award, as well as the amount and terms thereof. Subject to applicable law and the terms of employment agreements, in reviewing the recommendations of the Chief Executive Officer, the Compensation Committee can exercise its discretion to approve, not approve or modify, upward or downward, any amounts or awards recommended by the Chief Executive Officer.

Consideration of Advisory Votes on Executive Compensation

At the Company’s 2019 Annual Meeting of Shareholders, the Company’s shareholders were asked to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers. Holders of the Company’s Class A Common Stock and Class B Common Stock representing approximately 92% of the votes cast voted in favor of the compensation provided to the Company’s Named Executive Officers in 2018. Shareholders also were asked to vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation. Holders of the Company’s Class A Common Stock and Class B Common Stock representing approximately 85% of the votes cast voted in favor of holding non-binding advisory votes on Named Executive Officer Compensation every three years. Accordingly, unless otherwise determined by the Board, the next non-binding advisory vote on Named Executive Officer Compensation will be held at the Company’s 2022 Annual Meeting of Shareholders. Although the advisory votes on executive compensation are not binding on the Company, the Compensation Committee intends to consider the outcomes of shareholder votes, as well as other feedback it may receive from shareholders regarding the compensation of the Company’s Named Executive Officers.

Executive Compensation Philosophy and Objectives

The Company’s compensation program for executive officers currently consists of a base salary, bonuses (payable in cash and/or restricted stock awards), and health and welfare benefits.

The Compensation Committee believes that an effective executive compensation program should:

●	reinforce the Company’s business strategy;

●	reflect the Company’s entrepreneurial culture;

●	align the interests of the Company’s executive officers with those of shareholders;

●	reward performance and long-term value creation;

●	recognize the individual performance, skills and responsibilities of each executive officer; and

●	attract, retain, motivate and reward executive officers who have the experience and ability to conceive and successfully execute the Company’s business and investment strategies.

From time to time, the Compensation Committee reviews market data, but the Compensation Committee does not manage salaries or other components of executive compensation toward a specific market target. This is due to, among other things, the limited number of publicly traded companies comparable to the Company in terms of size and scope, as well as the entrepreneurial nature of the Company, the variability of performance across the Company’s holdings, and the Company’s focus on long-term value creation. Market information, when considered, is used to provide a context and frame of reference for making decisions.

As described below under “Employment Agreements,” each Named Executive Officer has an employment agreement with both the Company and BCC. The employment agreements, among other things, provide the structure of certain compensation paid to them for their services on behalf of the Company and BCC, including their base salaries and payments to which they may be entitled in connection with termination of their employment under certain circumstances such as following a “Change in Control.”  As a result of the BCC Merger which was completed during December 2016, amounts payable to the Named Executive Officers under their employment agreements with BCC are paid by the Company.

Components of Executive Compensation

The Company’s compensation program for the Named Executive Officers has been structured with a goal of achieving the objectives outlined above under “Executive Compensation Philosophy and Objectives.” For the year ended December 31, 2019, the principal components of compensation for the Named Executive Officers were:

●	base salary;

●	cash bonuses; and

●	long-term equity and incentive compensation.

Base Salary

The Compensation Committee believes that the base salaries paid to the Named Executive Officers are competitive with broad market practices based on periodic reviews of market data, trends in pay practices and the responsibilities of the Named Executive Officers. The Compensation Committee annually reviews the base salaries of the Named Executive Officers and makes decisions about any base salary adjustments after evaluating the Company’s performance and the executive officer’s contribution to those results. The Compensation Committee’s review also includes, among other things, the functional and decision-making responsibilities of the executive officer, the significance of the executive officer’s specific area of individual responsibility to the Company’s performance and strategic goals, and the contribution, experience and work performance of the executive officer relative to the Compensation Committee’s expectations as well as to other executive officers of the Company. The Compensation Committee also considers any recommendations of the Chief Executive Officer for adjustments to the base salaries of the other Named Executive Officers. Under the terms of their respective employment agreements, the base salary of a Named Executive Officer may not be decreased without his consent.

The aggregate annual base salaries of the Named Executive Officers for 2019 under their employment agreements with the Company and BCC were $1,500,000 for Mr. Alan Levan, $1,500,000 for Mr. Abdo, $900,000 for Mr. Jarett Levan, $900,000 for Mr. Wise, and $735,000 for Mr. Lopez. These amounts were confirmed by the Compensation Committee in January 2019 and, except with respect to Mr. Lopez, were not changed from 2018. Based on management’s recommendation, in January 2019, the Compensation Committee approved a salary increase for Mr. Lopez, raising his total annual salary from $600,000 to $735,000, effective January 1, 2019 in recognition of his performance and contribution to the Company’s achievements and results.

During September 2019, Mr. Lopez was appointed to serve as Chief Financial Officer of Bluegreen. During November 2019, he was promoted to also serve as Chief Operating Officer of Bluegreen. Mr. Lopez’s annual base salary from Bluegreen is $575,000. Mr. Lopez is also eligible to receive an annual incentive bonus from Bluegreen equal to his base salary and to participate in Bluegreen’s long-term incentive compensation program based on criteria approved by Bluegreen’s Compensation Committee. He may also receive additional discretionary bonuses as may be approved from time to time by Bluegreen’s Compensation Committee. In connection with his appointment as an executive of Bluegreen, Mr. Lopez’s aggregate annual base salary from the Company and BCC was reduced to $175,000 in order to reflect the amount of time he was expected to spend serving as an executive of Bluegreen and his direct compensation from Bluegreen in consideration therefor.

Effective January 1, 2020, Mr. Alan Levan was appointed to serve as President and Chief Executive Officer of Bluegreen. Bluegreen’s Compensation Committee approved for Mr. Alan Levan to receive a base salary from Bluegreen of $950,000 for 2020 and have an opportunity to receive an annual bonus and long term incentives from Bluegreen of up to $4,275,000 for 2020 based on criteria to be determined by Bluegreen’s Compensation Committee. He may also receive additional discretionary bonuses as may be approved from time to time by Bluegreen’s Compensation Committee. In addition, Mr. Levan received a one-time bonus payment of $2,000,000 from Bluegreen for his services on its behalf for 2019, during which time he served as non-executive Chairman of Bluegreen’s Board of Directors and assisted Bluegreen’s former Chief Executive Officer before and after the transition of the position. Mr. Alan Levan’s compensation from the Company will be reduced on a dollar-for-dollar basis to reflect the 2019 bonus payment and 2020 compensation which he receives from Bluegreen.

In January 2020, the Compensation Committee reviewed the annual base salaries for the Named Executive Officers and agreed to maintain without change each Named Executive Officer’s current annual base salaries, subject in the case of Mr. Alan Levan to offset to reflect his base salary from Bluegreen and in the case of Mr. Lopez after giving effect to the base salary reduction in order to reflect the amount of time he was expected to spend serving as an executive of Bluegreen and his direct compensation from Bluegreen in consideration therefor, in each case, as described above.

Annual Bonuses

In January 2019, the Compensation Committee established annual bonus opportunities for each of the Named Executive Officers in the following amounts: $3,000,000 for Mr. Alan Levan; $3,000,000 for Mr. Abdo; $720,000 for Mr. Jarett Levan; $720,000 for Mr. Wise; and $515,000 for Mr. Lopez. In connection with his appointment as Chief Financial Officer of Bluegreen during September 2019, Mr. Lopez’s annual bonus opportunity was adjusted to $675,000, with Bluegreen to pay a pro rata portion of any bonus awarded based on the portion of 2019 during which Mr. Lopez served as an executive of Bluegreen.  Each Named Executive Officer’s annual bonus was discretionary and could be paid in such amounts and in such form (including cash, RSAs or other equity-based awards, or a combination thereof) as the Compensation Committee determined based on factors it deems appropriate, including, without limitation, those described in under “Executive Summary” above, changes in the stock price of the Company as compared to the S&P 500 Index,  growth in the Company’s book value over the prior year (excluding the impact of any restructuring or other charges in connection with the disposition or exiting of a business), oversight of Bluegreen, including implementation of strategic initiatives, oversight of BBX Capital Real Estate, including implementation of its strategic initiatives such as managing various real estate developments and joint ventures, and monetizing legacy assets, and oversight of BBX Sweet Holdings, Renin and other investments and subsidiaries, including implementation of strategic initiatives related to the acquisition and operations of various companies or groups of companies.

In January 2020, the Compensation Committee reviewed the Company’s results relative to the strategic initiatives and factors considered by the Compensation Committee, with emphasis on those described above, including under “Executive Summary,” and the performance of the Named Executive Officers, including in respect of such strategic initiatives and factors. The Compensation Committee determined that management had substantially achieved its goals. Based on its review, the Compensation Committee approved bonuses to the Named Executive Officers for 2019 performance in the following amounts:

Named Executive Officer	Amount
Alan B. Levan(1)	$3,000,000
John E. Abdo	3,000,000
Jarett S. Levan	720,000
Seth M. Wise	720,000
Raymond S. Lopez(2)	411,250
Total	$7,851,250

(1)	Mr. Alan Levan’s bonus from the Company was reduced by $2.0 million to reflect the $2.0 million bonus paid to him by Bluegreen for 2019, as described above.
(2)	Represents a pro rata portion of Mr. Lopez’s initial 2019 bonus opportunity of $515,000 for serving as the Company’s Chief Financial Officer plus, for the period from October 1, 2019 through December 31, 2019, the Company’s share of a pro rata portion of his adjusted 2019 bonus opportunity of $655,000 for serving as Chief Financial Officer of both the Company and Bluegreen. The balance of Mr. Lopez’s annual bonus in the amount of $243,750 was paid by Bluegreen.

In January 2020, the Compensation Committee approved annual bonus opportunities in 2020 for each of the Named Executive Officers in the following amounts: $3,000,000 for Mr. Alan Levan; $3,000,000 for Mr. Abdo; $720,000 for Mr. Jarett Levan; $720,000 for Mr. Wise; and $175,000 for Mr. Lopez.  The 2020 bonus opportunities for the Company’s Named Executive Officers are at the discretion of the Compensation Committee and are payable in such amounts and in such form (including cash, RSAs or other equity-based awards, or a combination thereof) as the Compensation Committee may determine. In making such determination, the Compensation Committee will consider such factors as it deems appropriate. These factors may include, without limitation, the factors described above, including under “Executive Summary,” with respect to the bonuses approved for 2019.

The Compensation Committee may approve additional cash bonuses from time to time pursuant to other incentive plans or programs, or otherwise at the Compensation Committee’s discretion.

Long-Term Equity Compensation

The Company’s long-term equity compensation program is designed with a view towards having a significant portion of executive compensation tied to the performance of the Company’s stock in order to align the interests of the Named Executive Officers with those of the shareholders. The Company seeks to accomplish this alignment through periodic, typically annual, grants of RSAs.  The Company may also grant stock options under its equity compensation plan.

Equity-based awards are made under the Company’s Incentive Plan. All awards under the Incentive Plan are made at the discretion of the Compensation Committee, which has the authority to establish the terms and conditions, such as, to the extent applicable, vesting requirements, the class of stock covered by, and the performance criteria, if any, of all awards. The Compensation Committee determines whether to make any awards to the Company’s Chief Executive Officer, and, if so, the amount of awards to grant, as well as the terms and conditions of the award. In determining whether to grant any awards to Named Executive Officers other than the Chief Executive Officer, the Compensation Committee considers any recommendations from the Chief Executive Officer. The Compensation Committee may also consider other factors, such as an executive’s level of responsibility, recent performance and expected future performance, previously granted and still outstanding awards, and the potential value of an award relative to other components of executive compensation.

In recent years, the Compensation Committee has chosen to grant RSAs rather than stock options. The Company is a diversified holding company and an entrepreneurial enterprise with a wide variety of activities focused on the vacation ownership industry, real estate and investments in operating companies. In a dynamic environment with a diverse portfolio of investments and operating companies, the Compensation Committee believes that RSAs serve to appropriately reward the executives for the value they may create. Also, use of RSAs is aligned with the Company’s strategy of achieving sustainable increases in value over the long-term and the objective of aligning executives’ interests with those of shareholders. The Compensation Committee believes that RSAs currently are the most appropriate form of long-term equity compensation for the Named Executive Officers.  In certain cases, including in the case of the 2019 grants described below, the awards or a portion thereof granted to the Named Executive Officers may be paid in cash in lieu of RSAs at the election of the applicable Named Executive Officer.

In consideration of 2019 performance, the Compensation Committee approved during January 2020 bonuses to each of the Named Executive Officers payable, in the discretion of the Named Executive Officers, in RSAs or a combination of cash and RSAs. The total bonus amounts were approximately $4.6 million for each of Mr. Alan Levan and Mr. Abdo, all of which was paid by the grant of RSAs (965,209 shares each), approximately $2.3 million for each of Mr. Jarett Levan and Mr. Wise, 50% of which was paid in cash and 50% of which was paid by the grant of RSAs (241,302 shares each), and approximately $281,000 for Mr. Lopez, 50% of which was paid in cash and 50% of which was paid by the grant of RSAs (29,481 shares). The RSAs represent shares of the Company’s Class A Common Stock, are scheduled to vest in 25% increments on October 1, 2020, 2021, 2022 and 2023. The cash portion of these bonuses paid to Messrs. Jarett Levan, Wise and Lopez were in addition to their annual bonuses described under “Annual Bonuses” above.

Benefits

The Named Executive Officers are provided certain benefits, such as medical, dental, life, disability and related insurance coverage, which are substantially the same as those provided to the Company’s other employees. These benefit programs are believed to be competitive with similar programs provided by comparable employers in order to attract and retain talented and qualified employees.

Chief Executive Officer Compensation

The Compensation Committee seeks to structure the compensation of the Company’s Chief Executive Officer, Alan B. Levan, to reflect the leadership role of such position and to be consistent in terms of its components with the compensation arrangements for other Named Executive Officers. The Chief Executive Officer’s compensation is designed to reward performance, including the achievement of the Company’s long-term strategic plan and other strategic initiatives that may be established from time to time by the Compensation Committee. Accordingly, a majority of the annual compensation paid to the Company’s Chief Executive Officer has in recent years, including in 2019, been comprised of  cash bonuses and grants of long-term equity compensation (most recently in the form of RSAs which are scheduled to vest over a four-year period). The value that the Chief Executive Officer may receive from the long-term equity compensation is directly related to the performance of the Company’s stock and therefore serves to reward performance and align his interests with those of other shareholders.

As previously described, Mr. Alan Levan was appointed Chief Executive Officer and President of Bluegreen, effective January 1, 2020. In connection therewith, Mr. Levan’s compensation from the Company will be reduced on a dollar-for-dollar basis to reflect the compensation which he receives from Bluegreen.

Code Section 162(m)

Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of compensation paid to “covered employees” in excess of $1.0 million in any taxable year.  Prior to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in 2018, the definition of “covered employees” consisted of any individual who served as chief executive officer and each of the next three most highly compensated officers for the taxable year (other than the chief financial officer), and compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was exempt from the $1.0 million limitation.  However, the Tax Act significantly amended Section 162(m) of the Code.  Under the Tax Act, the “performance-based compensation” exception to the $1.0 million limitation has been eliminated, subject to certain transition relief for compensation payable pursuant to a written binding contract that was in effect as of November 2, 2017.  Additionally, the Tax Act expanded the definition of “covered employees” to include any individual who served as the chief financial officer for the taxable year as well as any individual who was considered a “covered employee” for any taxable year beginning after December 31, 2016.

The Compensation Committee considers the potential impact of Section 162(m) of the Code as it makes executive compensation determinations. However, the Compensation Committee believes that a tax deduction is only one of several relevant considerations in setting executive compensation. Accordingly, the Compensation Committee has in the past approved and may in the future approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. The compensation paid to each Named Executive Officer for 2019 performance in excess of $1.0 million is not deductible for federal income tax purposes under Section 162(m) of the Code. In addition, subject to any future changes to Section 162(m) of the Code and/or interpretations of the Tax Act, future compensation payable to each Named Executive Officer in excess of $1.0 million annually is not expected to be deductible for federal income tax purposes.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “ filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Compensation Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (as amended by Amendment No. 1 thereto).

Submitted by the Following Members of the Compensation Committee:* Darwin Dornbush William Nicholson

* Messrs. Dornbush and Nicholson are the only members of the Compensation Committee who were serving on the Compensation Committee at the time the Compensation Discussion and Analysis was approved by the Compensation Committee to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (as amended by Amendment No. 1 thereto) and who remain as directors of the Company as of the date of this Proxy Statement.

Pay Ratio

As required by Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of its employees and the annual total compensation of its Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2019:

●	The annual total compensation of the “median employee” of the Company (other than its Chief Executive Officer) was $28,600.

●	The annual total compensation of the Company’s Chief Executive Officer, as reported in the Summary Compensation Table on page 18, was $8,742,156.

●	The ratio of these two amounts is approximately 306 to 1.

Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the Company does not believe that the estimated ratio reported above should be used as a basis for comparison between companies.

The Company does not believe that, as of the date of calculation, there had been any change in (i) the Company’s employee population or employee compensation arrangements that would result in a significant change in the pay ratio disclosure or (ii) the circumstances of the employee identified as the median employee in 2017. Accordingly, the pay ratio calculation set forth above has been made using the 2019 compensation for the median employee identified in 2017 (the “median employee”).

The Company used the following methodology and material assumptions, adjustments and estimates to identify the “median employee” in 2017, to identify the median of the annual total compensation of all the Company’s employees, as well as to determine the 2019 annual total compensation of the “median employee.”

●	The Company determined that, as of December 31, 2017, the employee population consisted of approximately 6,914 employees located in the United States, Canada and Aruba (as reported in Item 1, “Business” in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2018). This population consisted of full-time, part-time and temporary employees. The Company excluded from the employee population in the pay ratio calculation all of its Canadian and Aruba employees as these non-US employees made up less than 5% of the Company’s total employees. The Company had 157 employees in Canada and 7 employees in Aruba.

●	The Company selected December 31, 2017 for the measurement date as that date enabled the Company to use payroll records for the identification of the “median employee.”

●	To identify the “median employee” for the Company’s population of employees, the Company compiled a listing of each employee’s total compensation obtained from each employee’s W-2 form as reported to the Internal Revenue Service for the year ended December 31, 2017. The total compensation on each employee’s W-2 form includes base salary, bonuses and share-based compensation. The Company did not apply cost-of-living adjustments as part of the calculation. The Company determined the “median employee” from this listing.

●	The Company combined all the elements of the “median employee’s” compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of the “median employee” of $28,600 for 2019.

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2019, 2018 and 2017, certain summary information concerning compensation which the Company and its subsidiaries, including Bluegreen, paid to, or accrued on behalf of, the  Company’s Named Executive Officers.

						Non-equity
					Stock	Incentive Plan		All Other
Name and		Salary		Bonus	Awards	Compensation		Compensation
Principal Position	Year	($)		($)(1)	($)(2)	($)		($)		Total($)
Alan B. Levan, Chairman	2019	1,500,000		3,000,000	4,044,226	—		197,930	(4)	8,742,156
of the Board and
Chief Executive	2018	1,500,000		—	4,211,698	3,705,709		314,330		9,731,737
Officer
	2017	1,500,000		—	4,350,000	3,919,046		295,940		10,064,986

John E. Abdo,	2019	1,500,000		3,000,000	4,044,226	—		317,440	(5)	8,861,666
Vice Chairman
of the Board	2018	1,500,000		—	4,917,408	3,000,000		322,740		9,740,148

	2017	1,500,000		—	5,434,899	3,000,000		322,540		10,257,439

Jarett S. Levan	2019	900,000		1,871,011	1,011,055	—		49,468	(6)	3,831,534
President(10)
	2018	900,000		—	1,229,355	1,949,349		25,766		4,104,470

	2017	900,000		—	1,358,723	1,871,010		42,398		4,172,131

Seth M. Wise,	2019	900,000		1,871,011	1,011,055	—		37,850	(7)	3,819,916
EVP(10)
	2018	900,000		—	1,229,355	1,949,349		28,615		4,107,319

	2017	900,000		—	1,358,723	1,871,010		29,720		4,159,453

Raymond S. Lopez	2019	738,750	(9)	795,624	123,525	100,000	(3)	11,200	(8)	1,769,099
Chief Financial
Officer	2018	600,000		836,911	186,911	—		13,700		1,637,522

	2017	563,000		568,500	435,000	—		13,000		1,579,500

(1)	Represents, for 2019, the annual bonuses paid to the Named Executive Officers as described under “Annual Bonuses” in the “Compensation Discussion and Analysis” section above. Also, includes, for each of Mr. Jarett Levan, Mr. Wise and Mr. Lopez, the cash portion of the bonus awarded to such executive for 2019 in lieu of restricted stock awards, as described in further detail under “Long Term Equity Compensation” in the “Compensation Discussion and Analysis” section above. $2,000,000 of Mr. Alan Levan’s bonus and $243,750 of Mr. Lopez’s bonus was paid by Bluegreen.

(2)	The 2019 amounts represent the grant date fair value of restricted stock awards of 965,209 shares, 965,209 shares, 241,302 shares, 241,302 shares and 29,481 shares of the Company's Class A Common Stock granted to Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez, respectively, under the Company’s Incentive Plan. These restricted stock awards were scheduled to vest in four equal annual installments beginning on October 1, 2020. The restricted stock awards were granted on January 21, 2020 for services performed during 2019. Assumptions used in the calculation of the grant date fair value of the awards described in this footnote are included in Note 17 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 13, 2020. All unvested restricted stock awards, including those granted during January 2020, vested during August 2020 in contemplation of the Spin-Off of New BBX Capital.

(3)	Represents the cash bonus paid to Mr. Lopez by Bluegreen for 2019 pursuant to a Bluegreen plan under which cash bonuses were payable based on Bluegreen’s EBITDA.

(4)	Includes $135,567 of life and disability insurance premium payments and $62,363 of perquisites and other benefits, including $25,700 of membership dues and $25,344 of automobile expenses. Perquisites and benefits also included matching contributions to the Company’s 401(k) plan, and payment for physical medical examinations.

(5)	Includes $306,240 in management fees paid by the Company to Abdo Companies, Inc., of which Mr. Abdo is the principal shareholder and Chief Executive Officer, as well as matching contributions to the Company’s 401(k) plan.

(6)	Includes $36,654 of membership dues to community and professional organizations, as well as other benefits, including matching contributions to the Company's 401(k) plan and payment for physical medical examinations.

(7)	Includes membership dues to community and professional organizations, automobile expenses, and matching contributions to the Company's 401(k) plan.

(8)	Includes matching contributions to the Company's 401(k) plan.

(9)	Includes $142,000 paid by Bluegreen for the year ended December 31, 2019.
(10)

In connection with the Spin-Off of New BBX Capital, effective September 30, 2020, Mr. Jarett Levan resigned as President of the Company and Mr. Wise resigned as Executive Vice President of the Company. Mr. Jarett Levan continues to serve as a director of the Company.

In contemplation of the Spin-Off of New BBX Capital, which was completed on September 30, 2020, the Company’s Compensation Committee approved the acceleration of vesting of all unvested restricted stock awards that were previously granted by the Company, all of which were held by the Company’s executive officers. In connection with such vesting acceleration, the Company recognized compensation expense during the quarter ending September 30, 2020 of approximately $19.8 million (which represents the unrecognized compensation expenses associated with the restricted stock awards as of June 30, 2020). In addition, the Company’s Compensation Committee approved the payment, prior to the consummation of the Spin-Off, of a total of approximately $19.5 million in cash to the Company’s executives for 2020 services and the payout of cash to settle the Company’s long-term incentive program for 2020 (which, in previous years, was generally paid primarily in stock awards).

Grants of Plan-Based Awards - 2019

All cash bonuses paid to the Named Executive Officers and restricted stock awards granted to the Named Executive Officers for 2019 were discretionary.

Outstanding Equity Awards at Fiscal-Year End 2019

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2019. As previously described, all previously unvested restricted stock awards vested in contemplation of the Spin-Off of New BBX Capital.

	Option Awards					Stock Awards
											Equity
										Equity	Incentive
			Equity							Incentive	Plan Awards
			Incentive							Plan Awards	Market or
			Plan Awards:						Market	Number of	Payout Value
	Number of	Number of	Number of			Number of			Value of	Unearned	or Unearned
	Securities	Securities	Securities			Shares or			Shares or	Share, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of			Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that			Stock that	Rights that	Rights that
	Options	Options	Unearned	Exercise	Expiration	have not			have not	have not	have not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested(5)			Vested(5)	Vested	Vested
Alan B. Levan	—	—	N/A	—	—	149,482	(1	)(2)	$701,071	N/A	N/A
						250,000	(1	)(3)	$1,172,500	N/A	N/A
						516,140	(1	)(4)	$2,420,697	N/A	N/A

John E. Abdo	—	—	N/A	—	—	149,482	(1	)(2)	$701,071	N/A	N/A
						312,351	(1	)(3)	$1,464,926	N/A	N/A
						602,624	(1	)(4)	$2,826,307	N/A	N/A

Jarett S. Levan	—	—	N/A	—	—	74,741	(1	)(2)	$350,535	N/A	N/A
						78,088	(1	)(3)	$366,233	N/A	N/A
						150,657	(1	)(4)	$706,581	N/A	N/A

Seth M. Wise	—	—	N/A	—	—	74,741	(1	)(2)	$350,535	N/A	N/A
						78,088	(1	)(3)	$366,233	N/A	N/A
						150,657	(1	)(4)	$706,581	N/A	N/A

Raymond S. Lopez	—	—	N/A	—	—	7,446	(1	)(2)	$34,922	N/A	N/A
						25,000	(1	)(3)	$117,250	N/A	N/A
						22,906	(1	)(4)	$107,429	N/A	N/A

(1)	Represents restricted stock awards of shares of the Company’s Class B Common Stock.

(2)	Vesting was pro-rata over four years, with the first three installments having vested on October 1, 2017, 2018 and 2019.

(3)	Vesting was pro-rata over four years, with the first two installments having vested on October 1, 2018 and 2019.

(4)	Vesting was pro-rata over four years, with the first installment having vested on October 1, 2019.

(5)	See “Summary Compensation Table” and “Compensation Discussion and Analysis” above for information regarding restricted stock awards of shares of the Company’s Class A Common Stock granted to the Named Executive Officers during January 2020 for 2019 service.

Option Exercises and Stock Vested - 2019

The following table sets forth certain information regarding the vesting during 2019 of restricted stock awards or units of shares of the Company’s Class A Common Stock or Class B Common Stock previously granted to the Named Executive Officers. The restricted stock units were initially restricted stock units of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) but were converted pursuant to the BBX Merger into restricted stock units of the Company’s Class A Common Stock at the exchange ratio in the BBX Merger of 5.4 shares of the Company’s Class A Common Stock for each share of Class A Common Stock of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) subject to the restricted stock units.

	Restricted Stock Awards
	Number of shares		Value realized
	acquired on vesting		on vesting
Name	(#)		($)(5)
Alan B. Levan	826,706	(1)	$3,860,717
John E. Abdo	886,709	(2)	4,182,750
Jarett S. Levan	354,095	(3)	1,661,226
Seth M. Wise	354,095	(3)	1,609,902
Raymond S. Lopez	46,510	(4)	213,226

(1)	Includes the following vesting of restricted stock awards or units for Mr. Alan Levan:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSUs for Class A Common Stock	9/1/2015	10/1/2019	185,712	Final
RSAs for Class B Common Stock	9/1/2015	10/1/2019	194,466	Final
RSAs for Class B Common Stock	12/22/2016	10/1/2019	149,482	Third
RSAs for Class B Common Stock	1/9/2018	10/1/2019	125,000	Second
RSAs for Class B Common Stock	1/8/2019	10/1/2019	172,046	First
Total number of shares acquired on vesting			826,706

(2)	Includes the following vesting of restricted stock awards or units for Mr. Abdo:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSUs for Class A Common Stock	9/1/2015	10/2/2019	185,712	Final
RSAs for Class B Common Stock	9/1/2015	10/2/2019	194,466	Final
RSAs for Class B Common Stock	12/22/2016	10/1/2019	149,482	Third
RSAs for Class B Common Stock	1/9/2018	10/1/2019	156,175	Second
RSAs for Class B Common Stock	1/8/2019	10/1/2019	200,874	First
Total number of shares acquired on vesting			886,709

(3)	Includes the following vesting of restricted stock awards or units for each of Mr. Jarett Levan and Mr. Wise:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSAs for Class A Common Stock	9/1/2015	(a)	92,859	Final
RSUs for Class B Common Stock	9/1/2015	(a)	97,233	Final
RSAs for Class B Common Stock	12/22/2016	10/1/2019	74,741	Third
RSAs for Class B Common Stock	1/9/2018	10/1/2019	39,044	Second
RSAs for Class B Common Stock	1/8/2019	10/1/2019	50,218	First
Total number of shares acquired on vesting			354,095

(a)	Mr. Jarett Levan’s shares vested on October 3, 2019 and Mr. Wise’s shares vested on October 4, 2019.

(4)	Includes the following vesting of restricted stock awards or units for Mr. Lopez:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSUs for Class A Common Stock	9/1/2015	10/5/2019	9,180	Final
RSAs for Class B Common Stock	9/1/2015	10/5/2019	9,750	Final
RSAs for Class B Common Stock	12/22/2016	10/1/2019	7,445	Third
RSAs for Class B Common Stock	1/9/2018	10/1/2019	12,500	Second
RSAs for Class B Common Stock	1/8/2019	10/1/2019	7,635	First
			46,510

(5)	Represents the closing price of the Company’s Class A Common Stock or Class B Common Stock, as applicable, on the vesting date multiplied by the number of shares acquired upon vesting.

Pension Benefits

None of the Company or any of its subsidiaries has in place any plan (other than tax-qualified defined contribution plans) that provides for payments or other benefits to any of the Named Executive Officers at, following, or in connection with their retirement.

Potential Payments Upon Termination or Change in Control as of December 31, 2019

The following table sets forth certain information with respect to compensation that would become payable by the Company if the Named Executive Officers had ceased employment with the Company under the various circumstances below. The amounts shown in the table assume that such cessation of employment was effective as of December 31, 2019. Further, the amounts shown in the table do not include payments and benefits to the extent they are provided by the Company on a non-discriminatory basis to its salaried employees generally upon termination of employment, such as accrued salary and vacation pay. The terms “Cause,” Good Reason” and “Change in Control” have the meanings given to them in the employment agreements between the Company and the applicable individual. Under the employment agreements, a termination upon the Disability (as defined in the employment agreements) of the individual is deemed a termination without Cause. For additional information, see “Employment Agreements” below. No payments were made to Jarett S. Levan or Seth M. Wise in connection with the cessation of their employment with the Company upon the completion of the Spin-Off of New BBX Capital on September 30, 2020.

		Termination	Termination
		Without Cause	Without Cause
	Death	or Resignation for	or Resignation for
	(Whether	Good Reason	Good Reason
	Before or	Before a Change in	Within Two
	After a	Control or More than	Years Following a
Name and	Change in	Two Years After a	Change in
Payment Elements	Control)	Change in Control	Control
Alan B. Levan:
Bonus payment for year of termination	$3,000,000	3,000,000	3,000,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	9,000,000	13,455,000
Acceleration of equity awards	4,294,268	4,294,268	4,294,268
Continuation of health and life insurance	—	292,889	440,007
Total Benefit	$7,294,268	16,587,157	21,189,275

John E. Abdo:
Bonus payment for year of termination	$3,000,000	3,000,000	3,000,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	9,000,000	13,455,000
Acceleration of equity awards	4,992,304	4,992,304	4,992,304
Continuation of health and life insurance	—	12,807	19,607
Total Benefit	$7,992,304	17,005,111	21,466,911

Jarett S. Levan:
Bonus payment for year of termination	$720,000	720,000	720,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	2,430,000	3,240,000
Acceleration of equity awards	1,423,349	1,423,349	1,423,349
Continuation of health and life insurance	—	27,116	36,399
Total Benefit	$2,143,349	4,600,465	5,419,748

Seth M. Wise:
Bonus payment for year of termination	$720,000	720,000	720,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	2,430,000	3,240,000
Acceleration of equity awards	1,423,349	1,423,349	1,423,349
Continuation of health and life insurance	—	27,116	36,399
Total Benefit	$2,143,349	4,600,465	5,419,748

Raymond S. Lopez:
Bonus payment for year of termination	$514,500	514,500	514,500
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	1,249,500	1,874,250
Acceleration of equity awards	259,601	259,601	259,601
Continuation of health and life insurance	—	17,834	17,834
Total Benefit	$774,101	2,041,435	2,666,185

Employment Agreements

The Company has employment agreements with each of Alan B. Levan, John E. Abdo and Raymond S. Lopez. The following summarizes the terms of these employment agreements, in each case, subject to the changes as a result of the completion of the Spin-Off of New BBX Capital as described in further detail under “Compensation of the Company’s Executive Officers Following the Spin-Off of New BBX Capital” below. Under their respective employment agreements, each executive officer receives an annual base salary and may receive bonuses pursuant to bonus plans established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the executive for “Good Reason” (as such terms are defined in the employment agreement). If an employment agreement is terminated for “Cause,” the applicable executive officer will be entitled to receive his base salary through the date of termination. If an employment agreement is terminated “Without Cause” or by the executive officer for “Good Reason,” the applicable executive officer will be entitled to receive his base salary through the date of termination and the prorated portion of his annual bonus based on the average annual bonus paid to him during the prior two fiscal years, subject to a maximum annual bonus for purposes of this calculation in an amount equal to 200% of his then-current annual base salary, in the case of Mr. Alan Levan and Mr. Abdo, and, in the case of Mr. Lopez, 70% of the sum of (A) his annual base salary under his employment agreement plus (B) his annual base salary from Bluegreen. In addition, if an employment agreement is terminated “Without Cause” or by the executive officer for “Good Reason,” the executive officer will be entitled to receive a severance payment as follows. Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to 2 times the sum of his annual base salary and annual bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and annual bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreements)). Mr. Lopez will be entitled to receive a severance payment in an amount equal to the sum of (i) his annual base salary, (ii) his annual base salary from Bluegreen, and (iii) his annual bonus opportunity at the date of termination (or 1.5 times such amount if termination occurs within two years after a “Change in Control”). For purposes of calculating the severance payment, each executive officer’s “annual bonus opportunity” will be subject to the same maximum as described above with respect to the calculation of the prorated bonus to which he would be entitled in the event of a “Without Cause” or “Good Reason” termination. In addition, with respect to each employment agreement, if the employment agreement is terminated “Without Cause” or is terminated by the executive officer for “Good Reason” or as a result of the executive officer’s death, any unvested incentive stock options and restricted stock awards would immediately accelerate and fully vest as of the termination date. Further, in the event of a termination “Without Cause” or a termination by the executive officer for “Good Reason,” the executive officer will be entitled to continued benefits, including, without limitation, health and life insurance, for the following periods: (i) two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Alan Levan and Mr. Abdo, and (ii) one year from the date of termination, in the case of Mr. Lopez. Each employment agreement will also be terminated upon the executive officer’s death, in which case the estate of the applicable executive officer will be entitled to receive his base salary through the date of his death and the prorated portion of his annual bonus, calculated as described above.

Prior to the Spin-Off of New BBX Capital, the Company also had employment agreements with Jarett S. Levan and Seth M. Wise. In connection with the resignations of Mr. Jarett Levan and Mr. Wise as executive officers of the Company upon completion of the Spin-Off on September 30, 2020, the Company’s employment agreements with Mr. Jarett Levan and Mr. Wise were terminated. Other than any accrued and unpaid compensation through September 30, 2020, no additional payments or other compensation was or is to be paid to Mr. Jarett Levan or Mr. Wise under their respective employment agreements, and neither Mr. Jarett Levan nor Mr. Wise is entitled to any payment or other compensation in connection with the termination of their employment agreements. Subject to the approval of New BBX Capital’s compensation committee, it is expected that Mr. Jarett Levan and Mr. Wise will enter into new employment agreements with New BBX Capital in place of their employment agreements with the Company.

Compensation of the Company’s Executive Officers Following the Spin-Off of New BBX Capital

As a result of the completion of the Spin-Off of New BBX Capital on September 30, 2020, the Company is a Bluegreen holding company and no longer holds any interest in its other historical businesses or investments, including BBX Capital Real Estate, BBX Sweet Holdings or Renin. Subject to the discretion of the compensation committee of Bluegreen’s Board of Directors, it is expected that the Company’s executive officers, each of whom is also an executive of Bluegreen, will receive a significant portion of their compensation for their services on behalf of the Company and Bluegreen from Bluegreen. In connection therewith, effective September 30, 2020, Mr. Alan Levan, Mr. Abdo and Mr. Lopez agreed to reduced annual base salaries under their respective employment agreements with the Company, with the Company going forward to pay annual base salaries of $200,000 to each of Mr. Alan Levan and Mr. Abdo, and $100,000 to Mr. Lopez. Further, while subject to the discretion of the Company’s Compensation Committee, the Company does not currently anticipate granting restricted stock or other equity compensation to its executive officers going forward.

DIRECTOR COMPENSATION

General

The Company’s Compensation Committee recommends “non-employee director” compensation to the full Board of Directors based on factors it considers appropriate and based on the recommendations of management. “Non-employee directors” are directors who are not also employees of the Company or Bluegreen. Directors who are also employees of the Company or Bluegreen do not receive compensation for their service on the Company’s Board of Directors.

Historical Director Compensation

During 2019 and prior to the Spin-Off of New BBX Capital, each non-employee director received an annual cash retainer of $100,000 for his service on the Company’s Board of Directors. In addition, the Chairman of the Audit Committee received an annual cash retainer of $20,000; all other members of the Audit Committee received annual cash retainers of $16,000; and the Chairman of the Compensation Committee and the Chairman of the Nominating/Corporate Governance Committee each received an annual cash retainer of $3,500.

Director Compensation Table-2019

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the year ended December 31, 2019 in consideration for his service on the Board and its committees during the year.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid			Incentive	Deferred	All
	in	Stock	Option	Plan	Compensation	Other
Director	Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total
Norman H. Becker(3)(6)	$116,000	—	—	—	—	—	$116,000
Andrew R. Cagnetta Jr.(6)	100,000						100,000
Steven M. Coldren(6)	119,500	—	—	—	—	—	119,500
Darwin Dornbush~~(7)~~	100,000	—	—	—	—	—	100,000
Willis N. Holcombe(6)	100,000	—	—	—	—	—	100,000
Oscar Holzmann(4)	116,000	—	—	—	—	—	116,000
Gregory A. Haile(5)(6)	16,667	—	—	—	—	—	16,667
Joel Levy(7)	120,000	—	—	—	—	—	120,000
William R. Nicholson(7)	116,000	—	—	—	—	—	116,000
Anthony P. Segreto(6)	100,000	—	—	—	—	—	100,000
Neil Sterling(6)	103,500	—	—	—	—	—	103,500
Charlie C. Winningham II(4)	100,000	—	—	—	—	—	100,000

(1)	None of the Company’s non-employee directors hold any shares of restricted stock of the Company.

(2)	None of the Company's non-employee directors hold any options to purchase shares of the Company's Class A Common Stock or Class B Common Stock.

(3)	Mr. Becker is also a non-employee director of Bluegreen and received $85,000 of cash fees from Bluegreen for his service on its Board of Directors and committees during 2019. Messrs. Dornbush, Levy

(4)	Effective December 31, 2019, Mr. Holzmann and Mr. Winningham resigned from the Board of Directors of the Company.

(5)	Mr. Haile was appointed to the Company’s Board of Directors, effective November 1, 2019.

(6)

In connection with the Spin-Off of New BBX Capital, Messrs. Becker, Cagnetta, Jr., Coldren, Holcombe, Haile, Segreto and Sterling resigned from the Company’s Board of Directors, effective September 30, 2020, and have become directors of New BBX Capital.

(7)	Following the Spin-Off of New BBX Capital, Messrs. Dornbush, Levy and Nicholson were appointed to Bluegreen’s Board of Directors. See “Anticipated Future Director Compensation” below.

Anticipated Future Director Compensation

As a result of the Spin-Off of New BBX Capital and the changes made to the Board of Directors of the Company and Bluegreen in connection therewith, all of the Company’s directors, including all of the Company’s non-employee directors, are also now directors of Bluegreen. Because the Company’s non-employee directors will receive fees for serving on Bluegreen’s Board of Directors, future non-employee director compensation provided directly by the Company is expected to be less than the amounts historically paid as described above. It is currently anticipated that, excluding fees for service on Board committees, each non-employee director will receive total annual director compensation from the Company and Bluegreen in an amount not to exceed $110,000 in the aggregate.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee receives reports from, and meets with the Company’s internal audit group, management and independent auditor. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2019 (“Grant Thornton”). The Audit Committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and met with the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2019 with management and Grant Thornton prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining Grant Thornton’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Following Members of the Audit Committee:*

Joel Levy, Chairman
William Nicholson

* Messrs. Levy and Nicholson are the only members of the Audit Committee who were serving on the Audit Committee at the time the Company’s audited consolidated financial statements for the year ended December 31, 2019 were approved by the Audit Committee to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and who remain as directors of the Company as of the date of this Proxy Statement.

Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2019 and 2018

Grant Thornton served as the independent registered public accounting firm for the Company and Bluegreen for 2019 and 2018. The following table presents fees for professional services rendered by Grant Thornton for the audit of each company’s annual financial statements for 2019 and 2018. The table also presents fees billed for audit-related services, tax services and all other services rendered by Grant Thornton to the Company and Bluegreen for 2019 and 2018.

	2019	2018
	(in thousands)	(in thousands)
BBX Capital Corporation
Audit fees(1)	$1,203	$1,296
Audit - related fees(2)	—	159
All other fees	—	—

Bluegreen
Audit fees(1)	935	1,088
Audit - related fees(3)	197	197
All other fees	—	—
Total audit, audit related and other fees	$2,335	$2,740

(1)	Includes fees for services related to each company’s respective annual financial statement audits and the review of quarterly financial statements. In addition, the fees for the Company include fees for annual audits of the effectiveness of the Company’s internal control over financial reporting and fees associated with registration statement consents.

(2)	Includes primarily fees for due diligence in connection with proposed or consummated acquisitions.

(3)	Includes fees for services related to the financial statement audit of one of Bluegreen’s subsidiaries and agreed upon procedures related to loan securitizations.

All audit-related services for the Company set forth above were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

PROPOSAL NO. 2 —

SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING

IN DIRECTOR ELECTIONS

The California Public Employees’ Retirement System (“CalPERS”) has notified the Company of its intention to present the following proposal at the Annual Meeting. The Company has been notified that, as of December 13, 2019, CalPERS has continuously held shares of the Company’s common stock with a market value in excess of  $2,000 for at least twelve months. CalPERS’ address, as set forth in its December 13, 2019 letter to the Company, is P.O. Box 2749 Sacramento, CA 95812-2749. In accordance with SEC rules, the text of CalPERS’s shareholder proposal and supporting statement is printed below exactly as submitted to the Company, including that the name of the Company as set forth in the proposal is BBX Capital Corporation (the Company’s former name prior to the name change to Bluegreen Vacations Holding Corporation in connection with the Spin-Off of New BBX Capital). The Company is not responsible for the contents of the shareholder proposal or supporting statement.

Shareholder Proposal and Supporting Statement

SHAREOWNER PROPOSAL

RESOLVED, that the shareowners of BBX Capital Corporation (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT

Is accountability by the Board of Directors important to you? As a long- term shareowner of the Company, CaIPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

Under the Company’s current voting system, a director may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.

A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

CaIPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.

Board of Directors’ Statement in Opposition to the Shareholder Proposal

The Board unanimously recommends a vote AGAINST this proposal.

The Board has carefully considered the shareholder proposal and does not believe that it is in the best interests of the Company and its shareholders for the reasons described below.

As previously described, the Company’s outstanding capital stock consists of shares of Class A Common Stock and Class B Common Stock. Except under limited circumstances specifically provided by Florida law and certain special voting rights of the Company’s Class B Common Stock, holders of the Company’s Class A Common Stock and Class B Common Stock vote as one class on all matters presented for the vote or approval of the Company’s shareholders. The Company’s Class A Common Stock represents in the aggregate 22% of the general voting power of the Company. The Company’s Class B Common Stock represents in the aggregate 78% of the general voting power of the Company. As of October 19, 2020, the Record Date for the Annual Meeting, Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, and John E. Abdo, the Company’s Vice Chairman, collectively beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing in the aggregate approximately 78% of the general voting power of the Company. Through such beneficial ownership, Messrs. Alan Levan and Abdo have the ability to elect all director nominees under either a majority or plurality voting standard and in most cases to control the outcome of all other matters requiring the approval of the Company’s shareholders.

Notwithstanding the current plurality voting standard, the election of the Company’s directors has historically been approved by a sizeable majority of the votes cast. Specifically, over the past five years, the average affirmative vote for directors has been approximately 96.3% of the votes cast with no director receiving less than 92.2% of the votes cast during such time period. As a result, the adoption of a majority voting standard would not have affected the outcome of the election of directors in any of these years.

Further, plurality voting, which is the default standard under Florida law for the election of directors, guarantees a full board of directors as long as there are at least as many nominees as open seats, and avoids problems associated with failed elections (that is, an election in which a director is not chosen and a vacancy on the Board is created), and resulting holdover directors. A majority vote standard is problematic in these circumstances, and a failed election as to one or more director nominees could have other undesirable and disruptive consequences for the Company. For example, because the Company’s Class A Common Stock is listed on the NYSE, the Company must comply with listing standards that include requirements for maintaining independent directors and directors with particular qualifications or expertise. The failure to elect a particular nominee, depending on the independence and qualifications of the remaining directors, could impair the Company’s ability to comply with those listing standards, and might jeopardize the continued listing of the Company’s Class A Common Stock on the NYSE. There may also be other consequences resulting from approving the shareholder proposal, including the potential unnecessary increase in the cost of soliciting shareholder votes.

Under the current plurality voting standard, shareholders have the ability to express disapproval of corporate policies, strategy or director candidates through the use of withhold votes. The use of withhold votes, as opposed to implementation of majority voting, provides the Board with flexibility to appropriately respond to shareholder dissatisfaction without concern for potential corporate governance complications arising from a failed election.

It is also noted that the Nominating/Corporate Governance Committee of the Board, which is responsible for, among other things, assisting the Board in identifying individuals qualified to become directors and making recommendations of candidates for directorships, is comprised entirely of independent directors under the listing standards of the NYSE.

For the reasons described above, the Board does not believe that a majority voting standard for the election of directors would provide any additional meaningful benefit to the Company’s shareholders or that a change in the director election process is necessary in order to enhance the Company’s corporate governance.

Accordingly, the Board of Directors Unanimously Recommends that Shareholders Vote “Against” the Shareholder Proposal Regarding Majority Voting in Director Elections (Item No. 2 on the Enclosed Proxy Card).

As noted above, as of the Record Date, Alan B. Levan and John E. Abdo beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing in the aggregate approximately 78% of the general voting power of the Company. Messrs. Alan Levan and Abdo have indicated their intention to vote their shares against the shareholder proposal. If those shares are voted as expected, the shareholder proposal will not be approved.

Under Rule 14a-8 of the Exchange Act, CalPERS or its representative is required to attend the Annual Meeting virtually and present the shareholder proposal at the meeting. If the shareholder proposal is not properly presented by CalPERS or its representative at the Annual Meeting, then the shareholder proposal will not be acted upon at the Annual Meeting and all votes cast on the proposal will be disregarded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 19, 2020, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, the table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of October 19, 2020. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after October 19, 2020. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Name of Beneficial Owner	Notes	Class A Common Stock Ownership	Class B Common Stock Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
Levan BFC Stock Partners LP	(1,2,3,6)	—	336,915	2.1%	9.1%
Levan Partners LLC	(1,2,3,6)	986,197	141,577	7.2%	3.8%
Alan B. Levan	(1,2,3,4,5,6,7)	1,759,519	3,516,232	27.6%	95.2%
John E. Abdo	(1,2,3,5)	1,065,286	1,495,311	15.0%	40.5%
Jarett S. Levan	(1,2,3,6,7)	191,395	342,606	5.3%	18.3%
Seth M. Wise	(1,2,3,7,8,10)	197,445	335,158	3.3%	9.1%
Raymond S. Lopez	(1,2)	9,726	23,432	*	*
Darwin Dornbush	(2)	10,083	—	*	0.0%
Joel Levy	(2)	12,312	—	*	0.0%
William Nicholson	(2)	12,000	—	*	0.0%
Lawrence A. Cirillo	(2)	—	—	0.0%	0.0%
Dr. Herbert A. Wertheim	(1,9)	793,632	83,290	5.6%	2.3%
All directors and executive officers of the Parent as of October 19, 2020 as a group (8 persons)	(1,2,3,4,5,6,7,8)	3,257,766	3,539,664	35.5%	95.8%

*	Less than one percent of class.

(1)	Shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time at the beneficial owner’s discretion. The number of shares of Class B Common Stock held by each beneficial owner and convertible within 60 days after October 19, 2020 into shares of Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner.

(2)	Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

(3)	The Company may be deemed to be controlled by Messrs. Alan Levan, Abdo, Jarett Levan and Wise, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 78% of the total voting power of the Company’s common stock.

(4)	Mr. Alan Levan’s beneficial holdings include the 986,197 shares of Class A Common Stock and 141,577 shares of Class B Common Stock owned by Levan Partners LLC and the 336,915 shares of Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s beneficial holdings also include 2,341 shares of Class A Common Stock and 240 shares of Class B Common Stock held of record by his wife, 7,344 shares of Class A Common Stock held through trusts for the benefit of his children and 78,700 of Class A Common Stock held by the Susie and Alan B. Levan Family Foundation. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(5)	Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has granted to Mr. Alan Levan a proxy to vote the shares of Class B Common Stock that Mr. Abdo beneficially owns. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed not to sell any of his shares of Class B Common Stock without first converting those shares into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. The agreement also provides for Mr. Jarett Levan to succeed to Mr. Alan Levan’s rights under the agreement in the event of Mr. Alan Levan’s death or disability.

(6)	Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)	Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Wise has also agreed to vote, or cause to be voted, his shares of Class B Common Stock in favor of the election of Mr. Jarett Levan to the Company’s Board of Directors for so long as he is willing and able to serve as a director of the Company.

(8)	Mr. Wise’s holdings of Class A Common Stock include 50 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(9)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicated that Dr. Wertheim had no intention to directly or indirectly manage or control the Parent. Dr. Wertheim’s mailing address, as reported by him, is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(10)	In connection with the Spin-Off of New BBX Capital, Mr. Wise resigned as Executive Vice President and as a director of the Company, effective September 30, 2020.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 12, 2020

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2019 are available at http://bluegreen.qesreports.com/BVH.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously described, Grant Thornton served as the Company’s independent registered public accounting firm for 2019 and 2018. A representative of Grant Thornton is expected to be present virtually at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

Advance Notice Procedures. Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2021 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between July 21, 2021 and August 20, 2021 or (ii) if the Company’s 2021 Annual Meeting of Shareholders is held more than 30 days before or after November 18, 2021, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders.

Shareholder Proposals for the 2021 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2021 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by June 25, 2021 or, if the Company’s 2021 Annual Meeting of Shareholders is held more than 30 days before or after November 18, 2021, then by the deadline as set forth in a Company filing with the SEC, which will be a reasonable time before the Company begins to print and send its proxy materials.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman, Chief Executive Officer and President

October 23, 2020

40

 Fold and detach the above Proxy Card here 

BLUEGREEN VACATIONS HOLDING CORPORATION

Proxy
Class A Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF
BLUEGREEN VACATIONS HOLDING CORPORATION
NOVEMBER 18, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Jarett S. Levan, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of Bluegreen Vacations Holding Corporation held of record by the undersigned as of the close of business on October 19, 2020 at the Annual Meeting of Shareholders to be held on November 18, 2020 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

 Fold and detach the above Proxy Card here 

Your vote is important regardless of the number of shares you own.
Please vote today.

1.	Vote by Mail	Please complete, sign, date and return the Proxy Card in the postage paid envelope provided.

2.	Vote by Internet

Please go to: BVHproxy.laurelhill.com. Enter the unique Voter ID number printed on your proxy card into the box located on the upper right hand side of the web page. Be sure to enter the entire control number correctly.

3.	Vote by Telephone	Please call: 844-254-8899 and follow the recorded instructions. Available 24 hours a day/7 days a week.

If you vote by telephone or the internet, please do NOT mail a proxy card.

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

1.Election of seven directors, each for a term expiring at the Company’s 2021 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Jarett S. Levan

Lawrence A. Cirillo

Darwin Dornbush

Joel Levy

William Nicholson

☐FOR ALL NOMINEES

☐WITHHOLD AUTHORITY FOR ALL NOMINEES

☐FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

2.Shareholder proposal regarding majority voting in director elections.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box below and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

BLUEGREEN VACATIONS HOLDING CORPORATION

Signature of Shareholder:	Date:
Signature of Shareholder:	Date:

 Fold and detach the above Proxy Card here 

BLUEGREEN VACATIONS HOLDING CORPORATION

Proxy
Class B Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF
BLUEGREEN VACATIONS HOLDING CORPORATION
NOVEMBER 18, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Jarett S. Levan, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of Bluegreen Vacations Holding Corporation held of record by the undersigned as of the close of business on October 19, 2020 at the Annual Meeting of Shareholders to be held on November 18, 2020 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

 Fold and detach the above Proxy Card here 

Your vote is important regardless of the number of shares you own.
Please vote today.

1.	Vote by Mail	Please complete, sign, date and return the Proxy Card in the postage paid envelope provided.

2.	Vote by Internet

Please go to: BVHproxy.laurelhill.com. Enter the unique Voter ID number printed on your proxy card into the box located on the upper right hand side of the web page. Be sure to enter the entire control number correctly.

3.	Vote by Telephone	Please call: 844-254-8899 and follow the recorded instructions. Available 24 hours a day/7 days a week.

If you vote by telephone or the internet, please do NOT mail a proxy card.

NOTE:Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

1.Election of seven directors, each for a term expiring at the Company’s 2021 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Jarett S. Levan

Lawrence A. Cirillo

Darwin Dornbush

Joel Levy

William Nicholson

☐FOR ALL NOMINEES

☐WITHHOLD AUTHORITY FOR ALL NOMINEES

☐FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

2.Shareholder proposal regarding majority voting in director elections.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box below and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

BLUEGREEN VACATIONS HOLDING CORPORATION

Signature of Shareholder:	Date:
Signature of Shareholder:	Date: